Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors
Lakes Entertainment, Inc.
Minnetonka, Minnesota
We consent to the incorporation by reference in the registration statements of Lakes Entertainment, Inc. (the Company) on Forms S-8 (File Nos. 333-77247, 333-77249, 333-77591, 333-116674 and 333-143985) and on Form S-3 (File No. 333-139783) of our report dated March 13, 2007, except for the portion of Note 2 to the consolidated financial statements labeled, “Restatement,” as to which the date is October 19, 2007, included in this Amendment No. 1 to the Annual Report on Form 10-K/A, on the consolidated financial statements of the Company as of and for the year ended, and our report on management’s assessment of and on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, dated March 13, 2007.
/s/ Piercy Bowler Taylor & Kern
Piercy, Bowler, Taylor & Kern
Certified Public Accountants and Business Advisors
A Professional Corporation
Las Vegas, Nevada
October 19, 2007